                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Hills Stores Company
                (Name of Registrant as Specified In Its Charter)

                              Hills Stores Company
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- --------------------------------------------------------------------------------

                                  [HILLS LOGO]

================================================================================

                              HILLS STORES COMPANY

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                          TO BE HELD ON JUNE 18, 1996


                                      AND


                                PROXY STATEMENT


================================================================================


                                   IMPORTANT
                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                  [HILLS LOGO]

                                            May 10, 1996

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hills Stores Company to be held on Tuesday, June 18, 1996 at 10:00 AM at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts 02184. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the Meeting, shareholders will elect seven Directors and consider proposals to approve the Company's 1996 Directors Stock Option Plan, amend the Company's 1993 Incentive and Nonqualified Stock Option Plan and approve the Company's 162(m) Bonus Plan. Information regarding the proposals is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and mail the enclosed proxy promptly. Your cooperation is appreciated.

     On behalf of your Board of Directors, thank you for your continued interest and support.

                                            Sincerely,

                                            /s/ GREGORY K. RAVEN
                                            --------------------------------
                                            GREGORY K. RAVEN
                                            President and
                                            Chief Executive Officer

                                     [LOGO]

                              HILLS STORES COMPANY

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            TO BE HELD JUNE 18, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of Hills Stores Company ("the Company") will be held Tuesday, June 18, 1996 in the ballroom of the Sheraton Tara Hotel, 37 Forbes Road, Braintree, MA 02184 at 10:00 AM local time to take action with respect to the following matters:

     1. The election of seven Directors to serve for the ensuing year and until their successors are elected and qualified;

     2. The approval of the Company's 1996 Directors Stock Option Plan covering 100,000 shares of Common Stock;

     3. The approval of the amendment of the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan to increase the number of shares which may be issued thereunder by 250,000, from 1,053,763 to 1,303,763;

     4.  The approval of the Company's 162(m) Bonus Plan; and

     5. Transaction of such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

     Holders of record of Common Stock and Series A Preferred Stock at the close of business on April 26, 1996 are entitled to receive notice of and to vote at the meeting or any adjournments thereof.

     Your attention is directed to the accompanying Proxy Statement and form of proxy. Whether or not you plan to attend the meeting, you are urged to sign, date and mail the enclosed form of proxy promptly in the enclosed envelope (no postage required if mailed in the United States) so that your shares may be counted. Your cooperation will save your Company additional solicitation costs.

                                            By order of the Board of Directors

                                            /s/ William K. Friend
                                            ---------------------------
                                            William K. Friend
                                            Vice President-Secretary
Canton, Massachusetts
May 10, 1996

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED.

                                PROXY STATEMENT
                              HILLS STORES COMPANY
                    15 DAN ROAD, CANTON, MASSACHUSETTS 02021
                                 (617) 821-1000

PROXY SOLICITATION

     This Proxy Statement and the enclosed form of proxy have been mailed to shareholders on or about May 10, 1996 in connection with the solicitation by the Board of Directors of Hills Stores Company (the "Company") of proxies to be used at the June 18, 1996 Annual Meeting of Shareholders.

     It is important that your shares be represented and voted at the Annual Meeting regardless of the number of shares that you own. Accordingly, you are asked to sign, date and promptly mail the accompanying proxy card in order to ensure that your shares are voted. Shares cannot be voted at the meeting unless the owner is represented by proxy or is present at the meeting. A majority of the shares entitled to vote at the Annual Meeting must be present either in person or by proxy in order for there to be a quorum. Elections for Directors will be decided by a plurality of the votes cast. Approval of the 1996 Directors Stock Option Plan, approval of the amendment of the Company's 1993 Incentive and Nonqualified Stock Option Plan and approval of the Company's 162(m) Bonus Plan will be decided by majority vote of shares present or represented by proxy at the Annual Meeting and entitled to vote.

     Abstentions and shares as to which brokers or other nominees are not provided with instructions (otherwise known as broker non-votes) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. With respect to the election of Directors, abstentions and broker non-votes will not count as votes for or against any such election. With respect to approval of the 1996 Directors Stock Option Plan, approval of the amendment of the Company's 1993 Incentive and Nonqualified Stock Option Plan and approval of the Company's 162(m) Bonus Plan, abstentions will have the same effect as votes against the proposal, but broker non-votes as to such proposals will not be deemed to be part of the voting power present with respect to such proposals and therefore will not be counted as votes for or against such proposals and will not be included in calculating the number of votes necessary to approve such proposals.

     The shares represented by the proxy will be voted for the election of the nominees herein listed, for approval of the 1996 Directors Stock Option Plan, for approval of the amendment of the Company's 1993 Incentive and Nonqualified Stock Option Plan and for approval of the Company's 162(m) Bonus Plan unless authority to so vote is withheld or a contrary instruction is made.

     Each shareholder appointing a proxy has the power to revoke such appointment by a later-dated proxy delivered to the Company or by giving notice of revocation to the Company in writing or at the meeting. Any vote taken prior to a revocation is not affected. The presence at the Annual Meeting of the shareholder appointing a proxy does not in and of itself revoke the appointment.

     Prior to its October 4, 1993 emergence from Chapter 11 proceedings, Hills Stores Company was a wholly-owned subsidiary of Hills Department Stores, Inc. (the "Predecessor Company"). Pursuant to the Company's Plan of Reorganization, effective October 4, 1993, the Predecessor Company was dissolved. References herein to periods prior to October 4, 1993 may, as appropriate, refer either to the Company or the Predecessor Company. References to periods from and after October 4, 1993 refer to the Company.

VOTING SECURITIES

     On April 26, 1996, the record date for the meeting, there were 10,189,114 shares of Common Stock and 1,016,096 shares of Series A Preferred Stock outstanding, each entitled to one vote.

                             MATTERS TO BE VOTED ON

ITEM 1 -- ELECTION OF DIRECTORS

     It is proposed that seven Directors, constituting the current Board of Directors, be elected for the ensuing year and until their successors are elected and qualified. It is intended that the shares represented by the proxy, unless otherwise instructed, will be voted for the election of the seven nominees listed in the following section. Insofar as is known, all of the nominees will be able to serve. Should any nominee become unavailable, the persons named in the proxy may vote for a substitute for such nominee. If no substitute nominee is designated, then, following the Annual Meeting, the Board of Directors as permitted by the By-Laws of the Company may reduce the number of Directors to less than seven or may fill the vacancy.

INFORMATION ABOUT NOMINEES
                                                                             SERVED AS A
                   NAME             AGE               POSITION              DIRECTOR SINCE
                   ----             ---               --------              --------------
          Chaim Y. Edelstein.....    53    Chairman of the Board                 1995
          Stanton J. Bluestone...    61    Director                              1995
          John W. Burden III.....    59    Director                              1995
          Alan S. Cooper.........    37    Director                              1995
          Mark B. Dickstein......    37    Director                              1995
          Samuel L. Katz.........    30    Director                              1995
          Gregory K. Raven.......    46    Director, President and Chief         1996
                                             Executive Officer

     CHAIM Y. EDELSTEIN was elected Chairman of the Board on February 7, 1996. He has been a Director since July 5, 1995. He was a consultant to Federated Department Stores, Inc. from February 1994 to March 1995 and has been a consultant to Carson, Pirie, Scott & Co. since November 1994 and a consultant to the Company since July 1995. From 1985 to February 1994 he was Chairman and Chief Executive Officer of Abraham & Straus, a division of Federated Department Stores, Inc. Federated Department Stores, Inc. filed a petition for reorganization under the Bankruptcy Code in 1990 and has since emerged from bankruptcy. Mr. Edelstein is a director of Carson, Pirie, Scott & Co., a department store retailer, and of Jan-Bell Marketing, Inc., a jewelry retailer.

     STANTON J. BLUESTONE has been a Director since July 5, 1995. Since March 1996 he has been Chairman of the Board of Carson, Pirie, Scott & Co. Since prior to 1991 he has been President and Chief Executive Officer and a Director of Carson, Pirie, Scott & Co. Carson, Pirie, Scott & Co. was formerly known as P.A. Bergner & Co. which filed a petition for reorganization under the Bankruptcy Code in 1991 and emerged from bankruptcy in 1993.

     JOHN W. BURDEN III has been a Director since July 5, 1995. He has been a consultant and partner in Retail Options, Inc. since November 1993. From December 1990 to March 1993 Mr. Burden's principal occupation was as an officer in Pelican Palms Realty Corporation, a real estate sales company he owned. From August 1988 to February 1990 Mr. Burden served as Chairman and Chief Executive Officer of Federated Department Stores, Inc. and Allied Stores Corporation, each a department store chain, and was Vice Chairman of Federated Department Stores, Inc., from December 1985 to July 1988. Federated Department Stores, Inc. filed a petition for reorganization under the Bankruptcy Code in 1990 and has since emerged from bankruptcy. Mr. Burden is a director of Carson, Pirie, Scott & Co., Bernard Chaus, Inc., a manufacturer of women's clothing and Jan-Bell Marketing, Inc.

     ALAN S. COOPER has been a Director since December 28, 1995. He has been Vice President-General Counsel of Dickstein Partners Inc. since March 1992. Prior to that, he was an attorney with the firm of Rosenman & Colin since 1983.

     MARK B. DICKSTEIN has been a Director since July 5, 1995 and was Chairman of the Board from July 5, 1995 to February 7, 1996. He has been the President of Dickstein Partners Inc. since prior to 1990 and is primarily responsible for the operations of Dickstein & Co., L.P., Dickstein Focus Fund L.P. and Dickstein International Limited (collectively the "Dickstein Funds"). He is a director of Carson, Pirie, Scott & Co.

     SAMUEL L. KATZ has been a Director since July 5, 1995. He is Senior Vice President-Acquisitions of HFS Incorporated, a public corporation, and a consultant to Dickstein Partners Inc. and to the Company. From July 1993 to December 1995 he was a Vice President of Dickstein Partners Inc. From February 1992 to July 1993, Mr. Katz was the Co-Chairman of Saber Capital, Inc., a firm making private equity investments. From
1988 to 1992, Mr. Katz was an Associate and then a Vice President of the Blackstone Group, an investment and merchant bank, where he focused on leveraged buyout transactions.

     GREGORY K. RAVEN was elected President and Chief Executive Officer and a Director on February 7, 1996. From 1988 until 1995, Mr. Raven was Executive Vice President-Finance and Chief Financial Officer of Revco D.S., Inc. Revco D.S., Inc. filed a petition for reorganization under the Bankruptcy Code in 1988 and emerged from bankruptcy in 1992.

     In September 1990, the Commodity Futures Trading Commission (the "CFTC") initiated an administrative proceeding against Mr. Dickstein alleging that in 1987 certain of his personal commodities trading activities were in violation of applicable laws. Specifically, the CFTC claimed that Mr. Dickstein, in his capacity as a local floor trader, aided and abetted another floor trader in, among other things, non-competitive trading and defrauding such floor trader's customers. Without admitting or denying the CFTC's allegations, Mr. Dickstein settled this matter in September 1991. As part of the settlement, Mr. Dickstein agreed not to engage in commodities transactions for a period of one year, and for two additional years not to trade on the floor of any commodities exchange. Mr. Dickstein also had his commodities floor brokerage license revoked and paid a $150,000 civil penalty.

     Directors of the Company and Hills Department Store Company, the Company's principal operating subsidiary, are elected for a term of one year or until their successors are elected and qualified.

     During the fiscal year ended February 3, 1996, the Board of Directors of the Company met eighteen times. No incumbent director attended fewer than 75% of the total number of meetings of the Board and Committees of the Board on which he served.

     The Board of Directors has a standing Audit Committee and a standing HR/Compensation Committee (Option Committee). The Board of Directors does not have a Nominating Committee. During the fiscal year ended February 3, 1996, the Audit Committee met three times and the HR/Compensation Committee (Option Committee) met six times.

     The Audit Committee, consisting entirely of non-employee Directors, is composed of Mr. Katz, as Chairman, and Mr. Cooper. The Audit Committee's functions include the following:

     Recommendation to the full Board concerning the engagement or discharge of independent auditors; direction and supervision of investigations into matters within the scope of the Committee's duties; review with auditors of plans and results of auditing procedures; review, for Board approval, of each significant professional service provided by auditors and review of the independence of the auditors; consideration of the range of audit and nonaudit fees and the adequacy of the Company's system of internal accounting controls.

     The HR/Compensation Committee (Option Committee), consisting entirely of non-employee Directors, is composed of Mr. Dickstein, as Chairman, Mr. Bluestone and Mr. Burden. The HR/Compensation Committee (Option Committee)'s functions include the following:

     Reviewing the corporate compensation programs and policies, including the compensation of the Chief Executive Officer, to assure that said programs and policies are competitive and provide for internal equity; reviewing and advising the Chief Executive Officer on specific compensation matters for officers and executives; overseeing the Company's performance bonus program; administering the 1993 Stock Option Plan; administering the Company's 162(m) Bonus Plan; and performance of such other duties as the Chairman of the Board may require.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES.

ITEM 2 -- ADOPTION OF THE HILLS STORES COMPANY 1996 DIRECTORS STOCK OPTION PLAN

     The Company is seeking shareholder approval of the adoption of the 1996 Directors Stock Option Plan, which was adopted, subject to shareholder approval, by the Board of Directors on January 18, 1996. The following description of the 1996 Directors Stock Option Plan is qualified in its entirety by reference to the copy of the 1996 Directors Stock Option Plan attached hereto as Exhibit 1.

     The Board of Directors believes that approval of the 1996 Directors Stock Option Plan will assist the Company in attracting and retaining qualified individuals to serve as members of the Board of Directors, as well as provide Directors with additional incentive to improve the Company's performance and enhance long term shareholder value.

     On January 18, 1996, each member of the Board of Directors who is not an employee of the Company and has not received a restricted stock award (a "Participating Director") was granted, subject to obtaining shareholder approval, an option to purchase 4,000 shares of Common Stock at a purchase price of $12.00 per share. On January 18, 1996, the closing price of the Company's Common Stock was $10.50 per share. All current members of the Board of Directors, other than Mr. Edelstein and Mr. Raven, are Participating Directors. Beginning with the 1997 - 1998 fiscal year of the Company, each Participating Director continuing to serve on the Board of Directors will be automatically granted an additional option to purchase 2,000 shares of Common Stock on the first business day of each fiscal year of the Company. Each Participating Director who joins the Board of Directors of the Company after January 18, 1996 shall be automatically granted without any further action by the Board of Directors, an option to purchase 4,000 shares of Common Stock upon his or her initial election or appointment as a Director. Thereafter, beginning with the 1997 - 1998 fiscal year of the Company, each such Participating Director continuing to serve on the Board of Directors shall be automatically granted an additional option to purchase 2,000 shares of Common Stock on the first business day of each fiscal year of the Company. Except for the January 18, 1996 grants (which were for a price in excess of the closing price on the date of the grant), the purchase price per share under each option will be the fair market value of the Common Stock on the date of the grant. Fair market value means the closing price on the date of the grant on the New York Stock Exchange or another nationally recognized stock exchange or on NASDAQ. Each such option will expire on the tenth anniversary date of the grant and will vest at the rate of one-third of the option shares on each of the first three anniversary dates of the grant, provided the grantee is still a Director on the vesting date. Vesting will accelerate upon a Change of Control as defined in the 1996 Directors Stock Option Plan.

     The total number of shares of the Company's Common Stock initially authorized for issuance pursuant to options granted under the 1996 Directors Stock Option Plan during the ten (10) year duration of the Plan is 100,000, subject to adjustment for recapitalizations, stock splits, stock dividends and similar events. Any option issued pursuant to the 1996 Directors Stock Option Plan will terminate on the earliest of (a) the date of expiration thereof, (b) the date of termination of the optionee's membership on the Board of Directors for cause (as defined) or (c) the first anniversary of the termination of the optionee's membership on the Board for any other reason. Options that terminate unexercised will be available for future grant.

     Payment for shares of Common Stock purchased by the exercise of an option must be made either by cash, check, bank draft or money order.

     Grants will consist of Nonqualified Stock Options. As of March 29, 1996 the Company had five Participating Directors eligible to receive grants under the 1996 Directors Stock Option Plan. None of the individuals listed in the Summary Compensation Table received grants under the 1996 Directors Stock Option Plan.

     Generally, there is no taxable income realized by the recipient of the grant of Nonqualified Stock Options, nor is the Company entitled to a deduction at such time. Upon exercise of a Nonqualified Stock Option, the recipient will have compensation income equal to the difference between the fair market value at the date of exercise and the exercise price, and the Company will receive a corresponding tax deduction. The amount taxed to the recipient will be added to the recipient's basis for determining future gain or loss.

     The terms of the options granted under the 1996 Directors Stock Option Plan, as described above, are set forth in the Plan and may be changed only by an amendment of the Plan by the Board of Directors. Shareholder approval will be required for any amendment that changes the eligible class of persons, materially increases the benefits to optionees or increases the aggregate number of shares authorized for issuance.

     The following table shows the number of shares of Common Stock subject to options awarded under the 1996 Directors Stock Option Plan during the fiscal year ended February 3, 1996. All grants made prior to the June 18, 1996 Annual
Meeting of Shareholders are subject to shareholder approval of the 1996
Directors Stock Option Plan.

                               NEW PLAN BENEFITS
             HILLS STORES COMPANY 1996 DIRECTORS STOCK OPTION PLAN

         NAME AND POSITION                                     DOLLAR VALUE    NUMBER OF UNITS
         -----------------                                     ------------    ---------------
All Executive Officers as a Group............................        0                   0
Non-Executive Officer Director Group.........................        *              20,000
Non-Executive Officer Employee Group.........................        0                   0

- ------------------------------
(*) Not determinable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM NUMBER 2.

ITEM 3 -- APPROVAL OF THE AMENDMENT OF THE HILLS STORES COMPANY 1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

     The Company is seeking shareholder approval of the amendment of the Company's 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Stock Option Plan"). The following description of the 1993 Stock Option Plan is qualified in its entirety by reference to the copy of the 1993 Stock Option Plan as proposed to be amended, attached hereto as Exhibit 2.

     The amendment will increase the total number of shares of the Company's Common Stock that may be issued pursuant to options granted under the 1993 Stock Option Plan by 250,000, from 1,053,763 to 1,303,763. The amendment will also clarify that members of the committee which administers the 1993 Stock Option plan may receive automatic nondiscretionary grants under the 1996 Directors Stock Option Plan. All other terms and provisions of the 1993 Stock Option Plan will remain unchanged.

     As of March 29, 1996, options for 802,527 shares of common stock have been granted pursuant to the 1993 Stock Option Plan and 251,236 remain available. If the amendment of the 1993 Stock Option Plan is approved by shareholders, the number of shares available will increase to 501,236. The Company believes that increasing the number of shares available under the 1993 Stock Option Plan will further align the interests of shareholders and management and will assist the Company in attracting and retaining outstanding executives.

     Pursuant to the Company's Plan of Reorganization, the Company implemented the 1993 Stock Option Plan effective upon the Company's emergence from bankruptcy on October 4, 1993. The 1993 Stock Option Plan is designed to provide additional incentive to the officers, employees and certain other individuals providing services to the Company by enabling the persons to whom options are granted to acquire or increase their proprietary interest in the Company through the acquisition of shares of the Company's Common Stock.

     The 1993 Stock Option Plan is administered by the HR/Compensation Committee (Option Committee) of the Company's Board of Directors (the "Committee"), consisting of Mark B. Dickstein, as Chairman, Stanton J. Bluestone and John W. Burden III, all of whom are non-employee Directors and none of whom has received grants under the 1993 Stock Option Plan. The duties and powers of the Committee are: (a) to determine the persons to whom options are to be granted and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted; (b) to interpret the 1993 Stock Option Plan and to establish, amend and revoke rules and regulations for the administration of the 1993 Stock Option Plan; and (c) to amend outstanding options, including amendment (i) to reduce the exercise price,

(ii) to accelerate the vesting schedule and (iii) to extend the expiration date. No grant under the 1993 Stock Option Plan may be made to a person who is a member of the Committee at the time of the grant.

     The total number of shares of the Company's Common Stock authorized to be issued pursuant to options granted under the 1993 Stock Option Plan is 1,053,763 and will be increased to 1,303,763 if the amendment of the 1993 Stock Option Plan is approved by shareholders, subject to adjustment for recapitalizations, stock splits, stock dividends and similar events. Options are exercisable at a price and subject to vesting and other conditions as prescribed by the Committee, provided that the exercise price of an incentive stock option shall not be less than the fair market value of the Common Stock on the date of the grant (110% of the fair market value in the case of a greater than ten percent shareholder). Fair market value means the closing price on the New York Stock Exchange or on another nationally recognized stock exchange or on NASDAQ on the date of the grant. Incentive stock options may have a term of no more than ten years from the date of the grant (five years in the case of a greater than ten percent shareholder). Generally, options expire upon termination of employment for cause or voluntary resignation, ninety days after termination by the Company without cause, and one year after termination for death or disability.

     Payment for shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash, certified check, bank draft or money order, or (ii) with the consent of the Committee, shares of the Company's Common Stock having a fair market value equal to the option price, or (iii) such other consideration as is acceptable to the Committee and has a fair market value equal to the option price.

     Grants may consist of Incentive Stock Options, Nonqualified Stock Options or a combination thereof. Incentive Stock Options may be granted only to officers and other employees of the Company, its parent or subsidiaries. Nonqualified Stock Options may be granted to officers or other employees of the Company, its parent or subsidiaries and to members of the Board of Directors and to consultants and other persons who render services to the Company. The aggregate fair market value (determined at the time of the grant) of the Common Stock with respect to which Incentive Stock Options are exercisable by any individual for the first time in any calendar year may not exceed $100,000. As of March 1, 1996, the Company had approximately 17,900 employees and six non-employee Directors. The number of eligible consultants and other persons who provide services to the Company cannot be determined.

     Generally, there is no taxable income realized by the recipient on the grant or exercise of an Incentive Stock Option, nor is the Company entitled to a deduction at such time. If the recipient of an Incentive Stock Option holds the shares acquired upon exercise for the required holding period (the later of two years from the date of the grant or one year from exercise), then upon disposition of the shares, the recipient will have a long term capital gain equal to the difference between the amount received from the disposition and the exercise price. If the recipient disposes of the shares prior to the end of the holding period, the recipient will have compensation income in the year of the disposition equal to the excess of the fair market value of the shares on the date of exercise or the date of disposition, whichever is less, over the exercise price; and the Company will have a corresponding tax deduction. Any gain on a subsequent sale will be treated as a capital gain.

     Generally, there is no taxable income realized by the recipient on the grant of Nonqualified Stock Options, nor is the Company entitled to a deduction at such time. Upon exercise of a Nonqualified Stock Option, the recipient will have compensation income equal to the difference between the fair market value at the date of exercise and the exercise price, and the Company will receive a corresponding tax deduction. The amount taxed to the recipient will be added to the recipient's basis for determining future gain or loss.

     The Board of Directors may modify, revise or terminate the 1993 Stock Option Plan, except that shareholder approval is required to change the class of persons eligible to receive grants or to increase the aggregate number of shares authorized for issuance thereunder.

     No specific grants to any individuals, including the persons named in the Summary Compensation Table, are presently contemplated with respect to the 250,000 shares proposed to be added to the 1993 Stock Option Plan. However, it is possible that the Company may make grants, including grants during fiscal 1996, covering some or all of said 250,000 shares to individuals, including persons named in the Summary Compensation Table.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM NUMBER 3.

ITEM 4 -- ADOPTION OF THE HILLS STORES COMPANY 162(M) BONUS PLAN

     The Company is seeking shareholder approval of the adoption of the Hills Stores Company 162(m) Bonus Plan (the "Bonus Plan"), which was adopted by the Board of Directors, subject to shareholder approval, on April 23, 1996. The text of the Bonus Plan is attached hereto as Exhibit 3. The following description of the Bonus Plan is qualified in its entirety by reference to the full text.

     Under section 162(m) of the Internal Revenue Code ("section 162(m)"), annual compensation in excess of $1 million (per person) paid to a publicly-traded company's chief executive officer and any of the next four highest paid executive officers will generally be non-deductible, subject to certain exceptions, including shareholder - approved programs. The Board of Directors has adopted the Bonus Plan in order to provide performance incentives to selected executive officers while securing, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such executives. The regulations under section 162(m) require that shareholders approve the material terms of the Bonus Plan.

     During the first quarter of each fiscal year of the Company, the HR/Compensation Committee (Option Committee) of the Board of Directors (the "Committee") will designate which of the Company's executive officers are to participate in the Bonus Plan for that year. Those designated will not be eligible for the Company's regular bonus program for that year. Also during the first quarter, the Committee will establish one or more objective performance goals for each participant, together with a maximum dollar bonus opportunity for the participant and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed $1 million under the Bonus Plan. The Committee, however, reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines, in its discretion, that it would be in the best interests of the Company and its shareholders to do so, even if the result is a loss of deductibility for certain compensation payments.

     The performance goals will be expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, shareholders' equity and shares outstanding. Performance goals need not be uniform among participants.

     After the Company's financial results for a fiscal year have been determined, the Committee will certify the level of performance goal attainment and the potential bonus payment for each participant. The Committee will have full authority to reduce, but not to increase, the amount that would otherwise be payable to any participant for a fiscal year.

     An individual who is promoted or hired into an executive officer position during a fiscal year may be designated a participant with performance goals established for the remainder of the year. If employment of a participant is terminated during a fiscal year other than by the Company for cause, the Committee may in its discretion award him a prorated share of such bonus as would otherwise have been payable.

     If approved by the shareholders, the Bonus Plan will be initially effective for the current fiscal year ending February 1, 1997. The Committee has designated Gregory K. Raven as a participant. The Board of Directors may amend or terminate the Bonus Plan at any time, provided that shareholder approval is obtained for any amendment for which such approval is required under section 162(m). Unless sooner terminated, the Bonus Plan will be resubmitted for shareholder approval no later than the first shareholder meeting occurring in 2001.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM NUMBER 4.

BENEFICIAL OWNERSHIP

     The following table sets forth as of March 20, 1996 information with respect to beneficial ownership of shares of the Company's Common Stock. The information was obtained from Company records and information supplied by the shareholders, including information on Schedules 13D and 13G and Forms 3 and 4 prescribed by the Securities and Exchange Commission ("SEC"). No person has reported ownership of more than five (5%) of the Series A Preferred Stock.

                                                                                              PERCENT OF
                NAME AND ADDRESS                    AMOUNT AND NATURE         PERCENT OF        VOTING
               OF BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP     COMMON STOCK      STOCK(1)
- ----------------------------------------         -----------------------     ------------     ----------
 Dickstein Partners Inc.                                 1,209,170               12.1             10.9
 Dickstein Partners, L.P.
 Dickstein & Co., L.P.
 Dickstein Focus Fund L.P.
   9 West 57th Street
   Suite 4630
     New York, NY 10019

 Dickstein International Limited(2)
   129 Front Street
   Hamilton HM12 Bermuda

 FMR Corp.                                                 988,874                9.9              8.9
 Fidelity Management and Research Company
 Fidelity Management and Trust Company(3)
   82 Devonshire Street
   Boston, MA 02109-3614

 BEA Associates                                            830,147                8.3              7.5
   153 East 53rd Street
   One Citicorp Center
   New York, NY 10022

 ML-Lee Acquisition Fund II,                               799,293                8.0              7.2
 L.P., ML-Lee Acquisition Fund
   (Retirement Accounts) II, L.P.,
 Thomas H. Lee Advisors II, L.P.(4)
   World Financial Center
   South Tower, 23rd Fl.
   New York, NY 10080-6123

 Wellington Management Company                             655,925                6.6              5.9
   75 State Street
   Boston, MA 02109

- ------------------------------
(1) Represents the percentage of shares of Common Stock owned beneficially as a percentage of the aggregate of 9,976,635 shares of Common Stock and 1,108,346 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is immediately convertible into one share of Common Stock, and the Series A Preferred Stock has coextensive voting rights with the Company's Common Stock.

(2) Dickstein Partners Inc., Dickstein Partners, L.P., Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein have filed a Schedule 13D and amendments thereto showing, in the aggregate, beneficial ownership of 1,209,170 shares. Of the 1,209,170 total shares reported, Dickstein & Co., L.P. owns beneficially 758,456 of such shares, Dickstein Focus Fund L.P. owns beneficially 86,095 of such shares and Dickstein International Limited owns beneficially 364,619 of such shares. Dickstein Partners, L.P. is the general partner of Dickstein & Co., L.P. and Dickstein Focus Fund L.P. Dickstein Partners Inc. is the general partner of Dickstein Partners, L.P. and is the advisor to Dickstein International Limited. Mark B. Dickstein is the President and sole director of Dickstein Partners Inc.

(3) FMR Corp. has filed a Schedule 13G showing beneficial ownership of 988,874 shares. FMR is a holding company one of whose principal assets is the capital stock of a wholly-owned subsidiary, Fidelity Management and Research Company ("Fidelity"). Fidelity provides investment advice to certain investment companies and funds. Fidelity Management and Trust Company ("FMTC"), also a wholly-owned subsidiary of FMR and a bank, serves as a trustee or managing agent for various investment accounts and serves as investment advisor to certain funds. The Company believes that FMR, Fidelity and FMTC may be deemed a "group" as that term is used in Rule 13d-5(b) of the Exchange Act. FMR beneficially owns, through FMTC, 983,314 shares of Common Stock of the Company and beneficially owns, through Fidelity, 5,560 shares of Common Stock of the Company including 2,581 shares issuable upon conversion of 2,581 shares of the Company's Series A Preferred Stock.

(4) ML-Lee Acquisition Fund II, L.P. owns beneficially 521,048 shares of Common Stock, and ML- Lee Acquisition Fund (Retirement Accounts) II L.P. owns beneficially 278,245 shares of Common Stock. Thomas H. Lee Advisors II, L.P., as the investment advisor to both Funds, shares the power to vote and to direct the disposition of securities held by the Funds and therefore may be deemed to own beneficially the 799,293 shares of Common Stock owned beneficially in the aggregate by the Funds. Thomas H. Lee, who was the Chairman of the Board of the Company until July 5, 1995, is a general partner of both funds.

     The following table sets forth as of March 20, 1996 the beneficial ownership of the Company's Common Stock held by each Director, the current executive officers named in the Summary Compensation Table and Directors and executive officers as a group. None of these persons owns any shares of Series A
Preferred Stock.

                                            AMOUNT AND NATURE                         PERCENT OF
            NAME AND ADDRESS                  OF BENEFICIAL           PERCENT OF        VOTING
           OF BENEFICIAL OWNER                  OWNERSHIP            COMMON STOCK      STOCK(1)
 --------------------------------------- ------------------------   --------------   -------------
 Chaim Y. Edelstein                                 25,000(2)             *                *
 Stanton J. Bluestone                                    0                *                *
 John W. Burden III                                      0                *                *
 Alan S. Cooper                                          0                *                *
 Mark B. Dickstein                               1,209,170(3)            12.1             10.9
 Samuel L. Katz                                          0                *                *
 Gregory K. Raven                                  100,000(4)             1.0              *
 Kim D. Ahlholm                                      3,000(5)             *                *
 James E. Feldt                                      7,599(6)             *                *
 William K. Friend                                  29,245(7)(9)          *                *
 Director and Executive Officers as a
   Group(10 Persons)                             1,374,014(8)(9)         13.8             12.4

- ------------------------------
 * Represents less than 1% of outstanding shares.

(1) Represents the shares of Common Stock and Series A Preferred Stock owned beneficially as a percentage of the aggregate of 9,976,635 shares of Common Stock and 1,108,346 shares of Preferred Stock. Each share of Series A Preferred Stock is immediately convertible into one share of Common Stock, and the Series A Preferred Stock has coextensive voting rights with the Common Stock.

(2) Consists of 5,000 shares of Common Stock and 20,000 shares of restricted stock. See section below captioned "Restricted Stock Agreements."

(3) Of the 1,209,170 total shares reported, Dickstein & Co., L.P. owns beneficially 758,456 of such shares, Dickstein Focus Fund L.P. owns beneficially 86,095 of such shares and Dickstein International Limited owns beneficially 364,619 of such shares. Dickstein Partners, L.P. is the general partner of Dickstein & Co., L.P. and Dickstein Focus Fund L.P. Dickstein Partners Inc. is the general partner of Dickstein Partners, L.P. and is the advisor to Dickstein International Limited. Mark Dickstein is the President and sole director of Dickstein Partners Inc.

(4) Consists of restricted stock. See section below captioned "Restricted Stock Agreements."

(5) Consists of stock options which are presently exercisable or will be exercisable within sixty (60) days.

(6) Consists of 99 shares of Common Stock and 7,500 presently exercisable stock options.

(7) Consists of 2,558 shares of Common Stock, 26,000 exercisable stock options and 687 shares issuable upon exercise of Series 1993 Warrants.

(8) Consists of 1,216,827 shares of Common Stock, 120,000 shares of restricted stock, 36,500 stock options which are presently exercisable or will be exercisable within sixty (60) days and 687 shares issuable upon exercise of Series 1993 Warrants.

(9) Each Series 1993 Warrant is immediately exercisable for one share of Common Stock at an exercise price of $30 per share.

SECURITIES AND EXCHANGE COMMISSION FILINGS

     Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that for the fiscal year ended February 3, 1996, its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for service in all capacities to the Company for the fiscal year ended February 3, 1996 and the two prior fiscal years (identified as fiscal years 1995, 1994 and 1993 respectively) of (i) those persons who served as the Chief Executive
Officer of the Company during the fiscal year ended February 3, 1996, (ii) the other four most highly compensated executive officers of the Company serving on February 3, 1996 whose salary and bonus exceeded $100,000 and (iii) two additional former executive officers who were among the four most highly compensated executive officers but were not employed by the Company on February
3, 1996:

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION
                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                      AWARDS:
NAME AND                           FISCAL                           OTHER ANNUAL       STOCK          ALL OTHER
PRINCIPAL POSITION                  YEAR     SALARY      BONUS      COMPENSATION     OPTIONS(#)      COMPENSATION
- ------------------                 ------   --------   ----------   -------------   ------------     ------------
E. Jackson Smailes(1).............   1995   $507,083   $        0    $ 1,039,470(2)    122,000(3)     $3,328,404(4)(5)(6)(7)
    Former President and             1994    375,000      257,500             --        18,000             3,000(8)
    Chief Executive Officer          1993    375,000      272,450(9)      210,988(10)   55,000                --
    (No longer with the
      Company)

Michael Bozic(11).................   1995    389,930            0      3,039,718(2)         --         6,324,753(4)(5)(6)
    Former President &               1994    875,000      537,500             --        35,000             3,000(8)
    Chief Executive Officer          1993    875,000    1,437,500(9)          --       170,000                --
    (No longer with the
      Company)

James E. Feldt....................   1995    287,083            0             --        40,000(12)       367,819(5)(6)(13)
    Executive Vice                   1994    225,000      130,000             --            --             5,990(8)
    President-General                1993    202,395      213,490(9)          --        25,000                --
    Merchandise Manager

Robert J. Stevenish(14)...........   1995    216,079            0        829,081(2)    122,000(15)     1,730,207(4)(5)(6)
    Former Sr. Executive             1994    258,333      202,500             --        18,000             3,000(8)
    Vice President                   1993    225,000      194,068(9)       41,934(16)   55,000                --
    Chief Operating Officer
    (No longer with the
      Company)

William K. Friend(17).............   1995    168,166            0        710,497(2)     26,000(18)     1,415,240(4)(5)(6)(13)
    Vice President-Secretary         1994    163,166       81,600             --         5,000             4,084(8)
    and Corporate Counsel            1993    158,333      197,792(9)          --        21,500                --

John G. Reen(19)..................   1995    131,458            0      1,649,594(2)         --         3,081,338(4)(5)(6)(13)
    Former Executive Vice            1994    284,583      215,000             --        23,000             6,000(8)
    President and                    1993    256,250      447,947(9)          --        50,000                --
    Chief Financial Officer
    (No longer with the
      Company)

Kim D. Ahlholm....................   1995    116,050            0             --         6,666(20)        20,885(5)(6)
    Vice President-Controller        1994    108,958       54,000             --         2,000             2,906(8)
                                     1993     83,666       79,606(9)          --         8,000

Bruce A. Caldwell(21).............   1995    115,278            0             --         6,000(20)(21)    17,579(5)(6)
    Former Vice President-           1994     93,958       48,000             --         2,000             2,469(8)
    Treasurer                        1993     67,833       61,898(9)          --         7,000                --
    (No Longer with the
      Company)

- ------------------------------

 (1) Mr. Smailes resigned as Executive Vice President-General Merchandise Manager on July 5, 1995. On July 6, 1995 he was hired as President and Chief Executive Officer by the new Board of Directors. See sections below captioned "Change of Control Payments" and "Employment Contracts." Mr. Smailes resigned as President and Chief Executive Officer on February 7, 1996.

 (2) Consists of "gross up" to cover excise taxes pursuant to Section 4999 of the Internal Revenue Code with respect to the termination payments described in footnote (4) below. The Company has brought litigation with respect to certain of these payments. See section below captioned "Change of Control Payments."

 (3) Effective August 15, 1995, Mr. Smailes was granted 122,000 cash-only rights, 72,000 of which had an exercise price of $18.56 per right and a term of one year and 50,000 of which had an exercise price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Smailes exchanged said cash-only rights for options to purchase 122,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings." Mr. Smailes' options were cancelled upon his resignation on February 7, 1996.

 (4) Includes termination payments made to Messrs. Smailes, Bozic, Stevenish, Reen and Friend upon their resignations following the election of the nominees of Dickstein Partners Inc. ("the Dickstein Nominees") at the Company's 1995 Annual Meeting of Shareholders in the following amounts: Mr. Smailes, $1,768,750; Mr. Bozic, $4,430,208; Mr. Stevenish, $1,442,916; Mr.
     Reen, $1,564,374 and Mr. Friend, $714,468. The Company has brought litigation with respect to certain of these payments. See section below captioned "Change of Control Payments."

 (5) Includes payments under the Company's Supplemental Executive Retirement Plan ("SERP") to Messrs. Smailes, Bozic, Feldt, Stevenish, Friend, Reen and Caldwell and Ms. Ahlholm in connection with the election of the Dickstein Nominees at the Company's 1995 Annual Meeting of Shareholders in the following amounts: Mr. Smailes, $406,654; Mr. Bozic, $1,891,545; Mr. Feldt, $128,604; Mr. Stevenish, $284,291; Mr. Friend $479,678; Mr. Reen,
     $1,210,894; Ms. Ahlholm, $15,444 and Mr. Caldwell, $11,945. The Company has brought litigation with respect to certain of these payments. See section below captioned "Change of Control Payments."

 (6) The Company made the following contributions in fiscal 1995 to the 401(k) accounts of the executives listed in the Summary Compensation Table: Mr. Smailes, $3,000; Mr. Bozic, $3,000; Mr. Feldt, $5,253; Mr. Stevenish, $3,000; Mr. Friend, $6,000; Mr. Reen, $4,183; Ms. Ahlholm, $5,441; and Mr.
     Caldwell, $5,634.

 (7) Includes a termination payment with respect to Mr. Smailes' February 7, 1996 resignation of $1,150,000 which was accrued in fiscal 1995 but paid in fiscal 1996.

 (8) Consists of Company contributions to the Company's 401(k) plan in fiscal 1994.

 (9) Includes both annual and emergence bonuses. Emergence bonuses were paid upon confirmation of the Company's Plan of Reorganization by the United States Bankruptcy Court for the Southern District of New York, effective October 4, 1993, pursuant to an emergence bonus plan approved by the Bankruptcy Court.

(10) Consists of relocation expenses including a "gross up" of $91,134 for federal and state taxes.

(11) Mr. Bozic resigned as President and Chief Executive Officer on July 5, 1995. See section below captioned "Change of Control Payments."

(12) Includes 23,333 options granted to Mr. Feldt effective November 4, 1995 in a repricing exchange for 35,000 options granted to Mr. Feldt on August 15, 1995 and 16,667 options granted to Mr. Feldt in a repricing exchange for 25,000 options granted to Mr. Feldt in 1993. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings."

(13) The Company's former pension plan was terminated effective April 30, 1994. Former participants in the pension plan received, at their option, either an annuity or a rollover to their 401(k) account. As a consequence of the plan termination, certain executives of the Company, including Messrs. Reen,

     Friend and Feldt, based on certain actuarial computations, received less than they would have had the pension plan not been terminated. To make up for that shortfall, the Company paid Mr. Reen $301,887, Mr. Feldt $233,962 and Mr. Friend $215,094.

(14) Mr. Stevenish resigned as Executive Vice President-Store and Distribution Operations on July 5, 1995. On July 6, 1995, he was hired as Executive Vice President-Store and Distribution Operations and Chief Operating Officer by the new Board of Directors. See section below captioned "Change of Control Payments." Mr. Stevenish resigned as Executive Vice President-Store and Distribution Operations and Chief Operating Officer on September 1, 1995.

(15) Effective August 15, 1995, Mr. Stevenish was granted 122,000 cash-only rights, 72,000 of which had an exercise price of $18.56 per right and a term of one year and 50,000 of which had an exercise price of $20.125 per right and a term of ten (10) years. Mr. Stevenish's cash-only rights were cancelled upon his resignation on September 1, 1995.

(16) Consists of relocation expenses including a "gross up" of $10,043 for federal and state taxes.

(17) Mr. Friend resigned as Vice President-Secretary and Corporate Counsel on July 5, 1995. On July 6, 1995, he was rehired in the same position by the new Board of Directors. See sections below captioned "Change of Control Payments" and "Employment Contracts."

(18) Effective August 15, 1995, Mr. Friend was granted 39,000 cash-only rights, 26,500 of which had an exercise price of $18.49 per right and a term of one year and 12,500 of which had an exercise price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Friend exchanged said cash-only rights for options to purchase 26,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings."

(19) Mr. Reen resigned as Executive Vice President-Chief Financial Officer effective July 5, 1995. See section below captioned "Change of Control Payments."

(20) Consists of repricing of options previously granted. See table below captioned "Ten Year Option Repricings."

(21) Mr. Caldwell resigned as Vice President-Treasurer on February 12, 1996, whereupon his stock options terminated.

RELATED TRANSACTIONS

     At the June 1995 Annual Meeting, following a proxy contest, the nominees of Dickstein Partners Inc. (the "Dickstein Nominees") were elected to the Board of Directors. The Company reimbursed Dickstein Partners for, or directly paid, approximately $1.9 million in third-party fees and expenses incurred or committed to by Dickstein Partners in connection with the proxy contest and the related acquisition proposal of Dickstein Partners. This amount includes $1.0 million paid by the Company to NatWest Bank, N.A., the financial advisor of Dickstein Partners ("NatWest"), in respect of NatWest's proposal to refinance the indebtedness of the Company accelerated as a result of the election of the Dickstein Nominees. In its proxy solicitation materials, Dickstein Partners declared its intention to seek reimbursement or payment of such fees and expenses upon the election of the Dickstein Nominees.

CHANGE OF CONTROL PAYMENTS

     On July 5, 1995, following certification of the election of the Dickstein Nominees as the Directors of the Company at the 1995 Annual Meeting of Shareholders, several executive officers of the Company, including Michael Bozic, John G. Reen, Robert J. Stevenish, E. Jackson Smailes, Andrew J. Samuto and William K. Friend, along with Norman S. Matthews, a consultant to the Company, resigned and were paid by the Company a total of $13,935,299 purportedly pursuant to employment or consulting agreements (the "Employment Agreements"). The Employment Agreements, as amended, provided for a payment equal to three times their respective 1994 salary and targeted bonus upon the resignation of the employee or consultant following a Change of Control of the Company (as defined in the Employment Agreements) not approved by the Board of Directors. The Employment Agreements also provided for "gross-up" payments to the employees or consultant in the amount of all excise taxes payable with respect to the Change of Control payments, including all taxes payable in respect of such "gross-up" payments. The Company paid $10,195,648 with respect to the "gross up" relating to the executive officers and consultant named above.

     In addition, following the certification of the Dickstein Nominees, the Company made total payment of $7,074,696 pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), including $5,566,513 to the Company's executive officers named above. The SERP provided for payment of these amounts following a Change of Control of the Company (as defined in the SERP), but permitted the Board to amend the SERP to eliminate the acceleration of benefits or vesting under the SERP in the event the amendment was enacted prior to the date of a Change of Control.

     The Company has taken action to recover certain of the payments under the Employment Agreements and the SERP made in connection with the Change of Control, including commencement of a lawsuit filed against each of the former directors of the Company.

     The lawsuit alleges that the former directors breached their fiduciary duties to the Company and Hills Department Store Company by, among other things,
(i) failing to approve the Change of Control, (ii) failing to amend the SERP to eliminate the vesting of benefits upon a Change of Control, and (iii) failing to follow the terms of the Employment Agreements in calculating the amounts to be paid to the Hills executives. These latter allegations also form the basis for breach of contract claims against certain of the former directors.

EMPLOYMENT CONTRACTS

     Effective February 7, 1996, the Company entered into an employment contract with Gregory K. Raven, the current President and Chief Executive Officer of the Company. The contract provides for a term commencing February 8, 1996 and terminating January 30, 1999, subject to automatic one-year renewals thereafter unless either the Company or Mr. Raven gives notice of non-renewal at least ninety (90) days prior to the expiration of the term. The contract provides for a base salary of $700,000 per year, subject to annual review, and a bonus of up to 50% of base salary if performance goals established by the HR/Compensation Committee (Option Committee) of the Board of Directors are met. Mr. Raven's contract provides that he will receive a bonus of not less than 25% of base salary for the year ending January 1997. Mr. Raven has the right to terminate his employment contract for "Good Reason," defined as assignment to duties inconsistent with his position, removal from his position, a material reduction in benefits, a relocation of the Company's principal office outside the Boston metropolitan area or material breach by the Company. If the Company terminates Mr. Raven without cause or if he terminates his employment for "Good Reason," then Mr. Raven shall be entitled to severance pay equal to two times his base pay then in effect. If within two years following a Change in Control (as defined in the employment contract) the Company terminates Mr. Raven's employment without cause or he terminates his employment contract for Good Reason (other than a relocation of the Company's office), Mr. Raven's severance pay shall be three times his then current base pay and three times his bonus for the current fiscal year (assuming all performance goals had been achieved).

     For purposes of Mr. Raven's employment contract, a Change in Control shall have occurred if: (i) a person or entity (other than Dickstein Partners Inc. and its affiliates) acquires 30% or more of the Company's voting stock, (ii) the majority of the Board of Directors consists of persons who were not Incumbent Directors (members of the Board on February 7, 1996 or a person who becomes a member of the Board of Directors subsequent to February 7, 1996 whose election was supported by a majority of Incumbent Directors), (iii) the Company liquidates or sells substantially all of its assets, or (iv) the Company merges or consolidates with another company and the shareholders of the Company immediately before the combination hold 50% or less of the combined entity.

     If the Company gives Mr. Raven notice of non-renewal of Mr. Raven's employment contract, the Company will pay Mr. Raven a lump sum equal to two times Mr. Raven's then base pay and continue his benefits for one year following expiration of the employment contract.

     Mr. Raven's employment contract provides for the issuance of 100,000 shares of restricted stock to Mr. Raven on the terms described in the section below captioned "Restricted Stock Agreements". Mr. Raven's employment contract also provides for the issuance to Mr. Raven of nonqualified options to purchase 300,000 shares of the Company's Common Stock under the Company's 1993 Stock Option Plan. See sections below captioned "Stock Option Table" and "Ten Year Option Repricings."

     On July 6, 1995 the Company entered into an employment contract with E. Jackson Smailes, former President and Chief Executive Officer, replacing the previous employment contract dated September 30, 1994 between the Company and Mr. Smailes. The previous employment contract had been terminated by Mr. Smailes on July 5, 1995, following the election of the Dickstein Nominees at the 1995 Annual Meeting of Shareholders. Mr. Smailes' July 6, 1995 employment contract was for a term expiring January 31, 1997 at a base salary of $600,000 per year subject to annual review and a bonus of up to 50% of base salary if annual goals were met. Mr. Smailes resigned effective February 7, 1996.

     Effective August 16, 1995, the Company entered into an employment contract with James E. Feldt, Executive Vice President-General Merchandise Manager for a term of two years to August 16, 1997 at a base salary of $325,000 per year, subject to annual review. Mr. Feldt is entitled to participate in any bonus, stock option or other incentive compensation plans and all benefit plans of the Company at a level commensurate with his position. On March 29, 1996, Mr. Feldt's employment contract was amended to extend the term to March 29, 1999.

     On July 6, 1995 the Company entered into an employment contract with William K. Friend, Vice President-Secretary and Corporate Counsel, replacing the previous employment contract between the Company and Mr. Friend dated September 30, 1994. The previous employment contract had been terminated by Mr. Friend on July 5, 1995 following the election of the Dickstein Nominees at the 1995 Annual Meeting of Shareholders. Mr. Friend's July 6, 1995 employment contract is for a term of two years to July 6, 1997 at a base salary of $169,500 per year, subject to annual review and a bonus of up to 40% of base salary if annual goals are met. The employment contract provides for a change of control bonus equal to one year's base salary.

RESTRICTED STOCK AGREEMENTS

     The Company entered into a Restricted Stock Agreement dated as of February 8, 1996 with Gregory K. Raven, President and Chief Executive Officer. Pursuant to said agreement, the Company issued Mr. Raven 100,000 shares of Common Stock, subject to the restrictions described below. Said shares may not be sold or otherwise disposed of until the restrictions expire. The restrictions shall expire as to 60,000 shares on January 30, 1999 and as to 40,000 shares on January 29, 2000. Furthermore, said restrictions will terminate immediately upon
(i) a Change in Control, as defined in Mr. Raven's employment contract, (ii) termination by the Company of Mr. Raven's employment contract other than for Cause as defined in Mr. Raven's employment contract or (iii) termination of Mr. Raven's employment by Mr. Raven for Good Reason. The shares are subject to forfeiture prior to vesting upon the termination of Mr. Raven's employment other than as described in (ii) and (iii) above.

     The Company entered into a Restricted Stock Agreement with Chaim Y. Edelstein, Chairman of the Board, dated as of February 8, 1996. Pursuant to said agreement, the Company issued Mr. Edelstein 20,000 shares of Common Stock, subject to the restrictions described below. The restricted shares may not be sold or otherwise disposed of until the restrictions expire. The restrictions will expire as to 5,000 shares on each of the first four anniversaries of February 8, 1996, so long as Mr. Edelstein is at that time available, willing and able to provide consulting services to the Company and Mr. Edelstein's consulting agreement has not been terminated by the Company for cause (as defined in the consulting agreement). The restrictions shall immediately terminate in the event of death or disability or if Mr. Edelstein terminates the consulting agreement for Good Reason, as defined therein. The shares are subject to forfeiture prior to vesting should Mr. Edelstein not be available, willing and able to perform consulting services for the Company.

COMPENSATION OF DIRECTORS

     The Company pays to non-employee Directors a fee of $2,000 per month, plus $1,000 for each meeting of the Board and $500 for each committee meeting attended, plus expenses. Committee chairmen receive $750 for each committee meeting attended. Messrs. Edelstein, Raven and Katz do not receive directors fees.

     Subject to shareholder approval of the 1996 Directors Stock Option Plan, each Participating Director has been granted an option to purchase 4,000 shares of the Company's Common Stock and will be granted an option to purchase 2,000 shares of the Company's Common Stock on the first business day of each fiscal year, commencing with the fiscal year ending January 31, 1998. Mr. Edelstein and Mr. Raven did not receive grants under the 1996 Directors Stock Option Plan.

     During the fiscal year ended February 3, 1996, the Company paid Mr. Edelstein consulting fees of $75,000 for services through September 4, 1995 plus $50,000 per month from September 1995 through January 31, 1996. The Company entered into a consulting agreement dated as of February 7, 1996 with Mr. Edelstein. The consulting agreement is for a term of one year, during which Mr. Edelstein agrees to commit a substantial portion of his professional time to providing consulting services to the Company. The consulting agreement provides that the Company will pay Mr. Edelstein a consulting fee of $400,000 per year, plus a bonus of up to $200,000 if the Company meets certain performance goals for fiscal 1996.

     Mr. Edelstein's consulting agreement also provides for the issuance to Mr. Edelstein of options to purchase 30,000 shares of the Company's Common Stock under the 1993 Stock Option Plan. Mr. Edelstein's consulting agreement also provides for the issuance of 20,000 shares of restricted stock. See the section above captioned "Restricted Stock Agreements".

     The Company entered into a consulting agreement with Samuel L. Katz, a Director, dated December 26, 1995. The consulting agreement is for a term from January 1, 1996 to June 30, 1996. Pursuant to the agreement, Mr. Katz provides advice to the Company in the areas of his professional experience, and the Company pays Mr. Katz $20,000 per month. In addition, Mr. Katz will be eligible to receive a bonus of up to $100,000 at the end of the consultancy based on the good faith determination by the Board of Directors with respect to Mr. Katz's contributions to the Company's accomplishment of certain financial goals as more particularly described in the consulting agreement.

     Pursuant to an agreement dated September 30, 1994 between the Company and Norman S. Matthews, a former director, the Company paid Mr. Matthews consulting fees at the rate of $500,000 per year through Mr. Matthews' resignation July 5, 1995. In addition, the Company paid Mr. Matthews termination payments of $4,038,735, including $1,474,566 in excise tax "gross up", purportedly pursuant to said agreement. The Company has brought litigation with respect to such termination payments. See section above captioned "Change of Control Payments."

     Until July 5, 1995, the Company paid Thomas H. Lee, former Chairman of the Board, consulting fees at the rate of $250,000 per year.

STOCK OPTION TABLE

     The following table sets forth grants during the fiscal year ended February
3, 1996 of options to purchase shares of the Company's Common Stock under the Company's 1993 Stock Option Plan to the individuals named in the Summary
Compensation Table. In addition to the grants shown in the table below, on February 7, 1996, Mr. Raven was granted options to purchase 300,000 shares of Common Stock and Mr. Edelstein was granted options to purchase 30,000 shares of Common Stock under the 1993 Stock Option Plan. The grants to both Mr. Edelstein and Mr. Raven were at an exercise price of $12.00 per share and have a ten year term expiring on February 7, 2006. On March 8, 1996, the Board of Directors repriced the grants to both Mr. Raven and Mr. Edelstein to an exercise price of $10.125 per share, the closing price of the Company's Common Stock on the New
York Stock Exchange on February 7, 1996, the date of the grants.

                                                                                      POTENTIAL REALIZABLE
                                        % OF TOTAL                                      VALUE AT ASSUMED
                       NUMBER OF          OPTIONS                                    ANNUAL RATES OF STOCK
                       SECURITIES       GRANTED TO                                     PRICE APPRECIATION
                       UNDERLYING        EMPLOYEES     EXERCISE OR                     FOR OPTION TERM(1)
                        OPTIONS          IN FISCAL        BASE        EXPIRATION     ----------------------
NAME                    GRANTED            YEAR         PRICE(2)         DATE           5%          10%
- ----                   ----------       -----------    -----------    ----------     --------    ----------
E. Jackson
  Smailes(2)..........   122,000(2)         32.7%        $ 12.00        10/18/05     $423,889    $1,542,148

Michael Bozic.........         0             N/A             N/A           N/A          N/A

James E. Feldt(3).....    16,667(4)         10.7           12.00        11/04/03       28,220       131,735
                          23,333(5)                        12.00        08/15/05       68,716       270,972

Robert J. Stevenish...         0             N/A             N/A           N/A          N/A

William K. Friend.....    26,000(6)          7.0           12.00        10/18/05       90,337       328,654

John G. Reen..........         0             N/A             N/A           N/A          N/A

Kim D. Ahlholm(7).....     5,333(4)          1.8           12.00        11/04/03        9,030        42,152
                           1,333(4)                        12.00        04/21/04        2,671        11,725

Bruce A.
  Caldwell(8).........     4,667(4)(8)       1.6           12.00        11/04/03        7,902        36,888
                           1,333(4)(8)                     12.00        04/21/04        2,671        11,725

- ------------------------------

(1) The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration using the 5% and 10% appreciation rates established in regulations of the SEC, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting over five years or termination of the options upon termination of employment.

(2) Effective August 15, 1995, Mr. Smailes was granted 122,000 cash-only rights, 72,000 of which had an exercise price of $18.56 per right and a term of one year and 50,000 of which had an exercise price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Smailes exchanged said cash-only rights for options to purchase 122,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See table below captioned "Ten Year Option Repricings". Mr. Smailes' options were cancelled upon his resignation on February 7, 1996.

(3) In addition to the grants shown in the table above, on March 25, 1996, Mr. Feldt was granted options to purchase 35,000 shares of Common Stock at an exercise price of $11.25 per share for a ten year term to March 25, 2006.

(4) Consists of repricing of options previously granted. See table below captioned "Ten Year Option Repricings".

(5) Effective August 15, 1995, Mr. Feldt was granted options to purchase 35,000 shares of Common Stock at an exercise price of $16.375 per share and a term to August 15, 2005. Effective November 4, 1995, Mr. Feldt exchanged said 35,000 options for the 23,333 options shown in the table with an exercise price of $12.00 per share and the same term. See table below captioned "Ten Year Option Repricings".

(6) Effective August 15, 1995, Mr. Friend was granted 39,000 cash-only rights, 26,500 of which had an exercise price of $18.49 per right and a one year term and 12,500 of which had an exercise price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Friend exchanged said cash-only rights for options to purchase 26,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See table below captioned "Ten Year Option Repricings."

(7) In addition to the grants shown in the table above, on March 25, 1996, Ms. Ahlholm was granted options to purchase 3,334 shares of Common Stock at an exercise price of $11.25 per share for a ten year term to March 25, 2006.

(8) The options shown for Mr. Caldwell were cancelled upon his resignation on February 12, 1996.

     The following table sets forth all stock option/SAR repricings during the fiscal year ended February 3, 1996 and during the Company's last ten (10) fiscal years relating to the persons listed in the Summary Compensation Table.

                           TEN YEAR OPTION REPRICINGS

                                          NUMBER OF   NUMBER OF                                            LENGTH OF
                                          SECURITIES  SECURITIES                                            ORIGINAL
                                          UNDERLYING  UNDERLYING  EXERCISE     MARKET                     OPTION TERM
                                           OPTIONS     OPTIONS    PRICE AT      PRICE                      REMAINING
                                           PRIOR TO     AFTER     TIME OF      AT TIME     NEW EXERCISE    AT DATE OF
NAME                              DATE    REPRICING   REPRICING   REPRICING OF REPRICING       PRICE       REPRICING
- ----                            --------  ----------  ----------  --------  -------------  -------------  ------------
E. Jackson Smailes(1).......... 10/18/95    72,000      72,000    $ 18.56       $9.50         $ 12.00       10/18/05(1)
                                10/18/95    50,000      50,000     20.125        9.50           12.00       10/18/05(1)

James E. Feldt................. 11/04/95    25,000      16,667      18.25        9.25           12.00       11/04/03
                                11/04/95    35,000      23,333     16.375        9.25           12.00       08/15/05

William K. Friend(2)........... 10/18/95    26,500         N/A      18.49                                   10/18/05
                                10/18/95    12,500         N/A     20.125                                   10/18/05
                                10/18/95       N/A      26,000        N/A        9.50           12.00       10/18/05

Kim D. Ahlholm................. 11/04/95     8,000       5,333      18.25        9.25           12.00       11/04/03
                                11/04/95     2,000       1,333      19.50        9.25           12.00       04/21/04

Bruce A. Caldwell(3)........... 11/04/95     7,000       4,667      18.25        9.25           12.00       11/04/03
                                11/04/95     2,000       1,333      19.50        9.25           12.00       04/21/04

- ------------------------------

(1) Effective August 15, 1995, Mr. Smailes was granted 122,000 cash-only rights, 72,000 of which had an exercise price of $18.56 per right and a term of one year and 50,000 of which had an exercising price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Smailes exchanged said cash-only rights for options to purchase 122,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See section above captioned "Stock Option Table". Mr. Smailes' options were cancelled upon his resignation on February 7, 1996.

(2) Effective August 15, 1995, Mr. Friend was granted 39,000 cash-only rights, 26,500 of which had an exercise price of $18.49 per right and a term of one year and 12,500 of which had an exercise price of $20.125 per right and a term of ten (10) years. Effective October 18, 1995, Mr. Friend exchanged said cash-only rights for options to purchase 26,000 shares of the Company's Common Stock at an exercise price of $12.00 per share pursuant to the 1993 Stock Option Plan. See section above captioned "Stock Option Table".

(3) The options shown for Mr. Caldwell were cancelled upon his resignation on February 12, 1996.

OPTION EXERCISES IN FISCAL 1995

     The following table sets forth information regarding the number and value of stock option exercises during the last fiscal year and unexercised stock options as of February 3, 1996.

                                                                 NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN THE
                                                                   OPTIONS AT FISCAL                  MONEY OPTIONS AT
                                     SHARES                            YEAR END                          YEAR END(1)
                                    ACQUIRED       VALUE     -----------------------------     -------------------------------
                                   ON EXERCISE   REALIZED    EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                   -----------   ---------   ------------   --------------     ------------     --------------
E. Jackson Smailes(2)............         0            0        122,000(2)           0               0                 0

Michael Bozic....................         0            0              0              0               0                 0

James E. Feldt...................         0            0          7,500         32,500               0                 0

Robert J. Stevenish(3)...........     1,000        $ 750(4)           0              0               0                 0

William K. Friend................         0            0         26,000              0               0                 0

John G. Reen.....................         0            0              0              0               0                 0

Kim D. Ahlholm...................         0            0          2,666          4,000               0                 0

Bruce A. Caldwell(5).............         0            0          2,367(5)       3,633(5)            0                 0

- ------------------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange February 2, 1996 of $10.125 per share and an exercise price of $12.00 per share for all options shown, none of the options shown in this table were in the money.

(2) Mr. Smailes' stock options were cancelled upon his resignation on February 7, 1996.

(3) Mr. Stevenish exercised 1,000 stock options on April 17, 1995.

(4) Based on the difference between the exercise price of $18.25 per share and the closing price of the Company's Common Stock on April 17, 1995 of $19.00 per share.

(5) Mr. Caldwell's stock options were cancelled upon his resignation on February 12, 1996.

LONG TERM INCENTIVE PLAN AWARDS

     The Company does not have a long term incentive plan, and the Company made no long term incentive plan awards in fiscal 1995.

COMPENSATION COMMITTEE REPORT

     In accordance with the rules and regulations of the SEC, the following report of the HR/Compensation Committee (Option Committee) and the performance graph thereafter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

     The Company's Board of Directors has established the HR/Compensation Committee (Option Committee) (the "Committee"), consisting entirely of non-employee directors. The Committee's functions include:

            (i) Reviewing the corporate compensation programs, including the compensation of the Chief Executive Officer, and policies to insure that the programs and policies are competitive and provide for internal fairness;

           (ii) Reviewing and advising the Chief Executive Officer about specific compensation matters for officers and executives;

          (iii) Overseeing the Company's performance bonus program;

           (iv) Administering the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan;

            (v) Administering the Hills Stores Company 162(m) Bonus Plan; and

           (vi) Such other duties as the Chairman of the Board may assign.

  Change of Control Payments

     The previous Board of Directors of the Company and the previous HR/Compensation Committee authorized certain employment agreements dated September 30, 1994 between the Company and each of Michael Bozic, John G. Reen, Robert J. Stevenish, E. Jackson Smailes, Andrew J. Samuto and William K. Friend, and a consulting agreement also dated September 30, 1994 between the Company and Norman S. Matthews (collectively the "Employment Agreements"). The Employment Agreements, as amended, provided for a payment of three times their respective 1994 salary and targeted bonuses upon the resignation of said executives or consultant following a Change of Control (as defined in the Employment Agreements) not approved by the Board of Directors. The Employment Agreements also provided for "gross up" payments to said executives and consultant in the amount of all excise taxes payable with respect to the Change of Control payments, including all taxes payable in respect of such "gross up" payments.

     On July 5, 1995, following the certification of the election of the Dickstein Nominees as the Board of Directors, Messrs. Bozic, Reen, Stevenish, Smailes, Samuto, Friend and Matthews resigned and were paid a total of $13,935,299, purportedly pursuant to the Employment Agreements. In addition, the Company paid $10,195,648 with respect to the "gross up" relating to said payments.

     Furthermore, following such certification of the Dickstein Nominees, the Company made a total payment of $7,074,696 to approximately twenty executives pursuant to the Company's Supplemental Executive Retirement Plan ("SERP"), including $5,566,513 to Messrs. Bozic, Reen, Smailes, Stevenish, Samuto and Friend. The SERP provided for these payments following a Change of Control (as defined in the SERP).

     The Company has taken action to recover certain of the Change of Control payments made under the Employment Agreements and the SERP, including the commencement of a lawsuit against each of the members of the previous Board of Directors. The lawsuit alleges that the former directors breached their fiduciary duty to the Company and Hills Department Store Company, the Company's principal operating subsidiary, by, among other things, (i) failing to approve the Change of Control, (ii) failing to amend the SERP to eliminate the vesting of benefits upon a Change of Control and (iii) failing to follow the terms of the Employment Agreements in calculating the amounts to be paid to said executives and consultant. These latter allegations also form the basis for breach of contract claims against certain of the former directors.

  Rehiring of Certain Former Executives

     Throughout the proxy contest leading to the election of the Dickstein Nominees at the Company's 1995 Annual Meeting of Shareholders, the Dickstein Nominees expressed their intention, if elected, to retain existing management. Consistent with this expressed intention, on July 6, 1995, the Company hired Mr. Smailes, formerly Executive Vice President-General Merchandise Manager, as President and Acting Chief Executive Officer and hired Mr. Stevenish, formerly Executive Vice President-Store and Distribution Operations, as Executive Vice President-Store and Distribution Operations and Chief Operating Officer. The Company also rehired Mr. Friend to his previous position of Vice President-Secretary and Corporate Counsel.

  Objectives

     The objective of the Company's executive compensation program is to attract and retain executives with high levels of talent and expertise in areas related to retailing and to encourage these executives to achieve superior performance on behalf of the Company and its shareholders. The Company has developed a compensation strategy that ties a substantial portion of executive compensation to the Company's success in meeting specified performance goals. The Company believes that its executive compensation program allows it to compete with other high volume discount retailers and to remain competitive in a demanding retail market. Executive compensation generally consists of the following basic components: base salary, performance bonus, stock option grants and awards of restricted stock.

  Base Salary

     Base salaries for executive officers are determined by the Company by evaluating the duties and responsibilities of each position and the experience of the executive and by conducting executive salary surveys and comparing salaries for similar positions with other companies. Annual salary increases and adjustments are determined by the Company and based on individual performance, changes in responsibilities, and market-based salary comparisons with other retail companies. Salaries of all executives are reviewed annually.

  Performance Bonus

     A significant portion of executive compensation is directly related to Company performance by means of the Company's performance bonus program. Depending on position, maximum bonus eligibility ranges from a low of 6% of an executive's base salary to a high of 50% of an executive's base salary. Actual pay-out is determined by Company performance, including the achievement of financial and profit goals, and individual performance. Early in each year, the Board of Directors approves performance goals for the Company and for individual executives. The size of the bonus pool is determined by the Company's level of attainment of those performance goals. In the fiscal year ended February 3, 1996, the Company goal was a target of earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA thresholds in descending amounts were established for a maximum bonus pool, lesser bonus pools and no bonus pool.

     In addition to the Company goal, each executive has individual performance goals. These individual goals vary by position. Even if the Company meets its maximum bonus goal, an executive may not receive a maximum bonus if individual performance goals are not met. Furthermore, executives who exceed their individual performance goals may be awarded special discretionary bonuses. In the fiscal year ended February 3, 1996, no bonuses were paid.

  Stock Option Plans

     The Company's 1993 Stock Option Plan is intended to provide a long-term incentive and to motivate executives to increase the long-term market value of the Company's Common Stock. During the fiscal year ended February 3, 1996, options (including repricings) to purchase a total of 371,464 shares of the Common Stock of the Company were granted to 66 individuals, including Messrs. Smailes, Feldt, Friend and Caldwell and Ms. Ahlholm. In addition, on February 7, 1996, options to purchase 300,000 shares of Common Stock were granted to Mr. Raven and options to purchase 30,000 shares of Common Stock were granted to Mr. Edelstein. The grants to Mr. Raven and Mr. Edelstein were repriced on March 8, 1996. The option repricings are described in more detail in the section below captioned "Repricing of Stock Options" and in the sections captioned "Stock Option Table" and "Ten Year Option Repricings" on pages 17 and 18 of this Proxy Statement.

     The Committee determines the amount and timing of grants under the Company's 1993 Stock Option Plan. No member of the Committee has received a grant under the 1993 Stock Option Plan.

     The Committee believes that the amendment of the 1993 Stock Option Plan described in pages 5 and 6 of this Proxy Statement is in the best interest of the Company. The 1993 Stock Option Plan was instituted in connection with the Company's emergence from Chapter 11 proceedings, and the number of shares available for grants thereunder was the product of the negotiation of the Company's Reorganization Plan. As of March 29, 1996, only 251,236 shares remain available for grant under the 1993 Stock Option Plan. The Committee believes that increasing the number of shares available for grant will assist the Company in further aligning the interests of management and shareholders and providing additional incentives for management to produce excellent operating results.

  Repricing of Stock Options

     On October 18, 1995, recognizing that exercise prices with respect to options held by employees under the 1993 Stock Option Plan were substantially above the fair market value of the Common Stock, the Committee determined to offer to exchange the old options then held by employees for new options at an exchange rate of two new options for every three old options exchanged. The exercise price on the new options is $12.00 per share (which was still well above the closing price of the Company's Common Stock on the New York Stock Exchange of $9.50 per share on October 18, 1995), and the term and vesting remain unchanged.

Substantially all employees participating in the 1993 Stock Option Plan, including Messrs. Feldt and Caldwell and Ms. Ahlholm, accepted the offer and exchanged their old options for new, repriced options.

     On October 18, 1995 Mr. Smailes and Mr. Friend did not hold options under the 1993 Stock Option Plan but held "cash only" rights with a base value substantially in excess of the fair market value of the Company's Common Stock. The Committee determined to offer to issue to Mr. Smailes and Mr. Friend options to purchase 122,000 and 26,000 shares of Common Stock respectively under the 1993 Stock Option Plan at an exercise price of $12.00 per share in exchange for their cash only rights. Both Mr. Smailes and Mr. Friend accepted the offer and exchanged their cash only rights for said options.

     The options granted to Mr. Smailes and Mr. Caldwell were cancelled upon their resignations on February 7, 1996 and February 12, 1996 respectively.

     On March 8, 1996, the Committee determined to reprice the stock options granted to Mr. Raven and Mr. Edelstein to $10.125 per share, the closing price of the Company's Common Stock on February 7, 1996, the date of the grants.

     The Committee believes that the foregoing grants and option repricings will motivate and provide additional incentive to the grantees to improve the Company's performance and enhance shareholder value.

  Restricted Stock Awards

     From time to time the Committee may make awards of restricted stock to individuals including executive officers. No awards of restricted stock were made during the fiscal year ended February 3, 1996. However, on February 7, 1996, the Company awarded Mr. Raven 100,000 shares of restricted stock and Mr. Edelstein 20,000 shares of restricted stock. The Committee believes that restricted stock awards assist the Company in attracting and retaining qualified individuals and serve to motivate the recipients to improve the Company's operating results and enhance shareholder value.

  Compensation of Chief Executive Officers

     Mr. Bozic received salary pursuant to his September 30, 1994 employment agreement until his resignation on July 5, 1995. Upon his resignation, he received the payments described above in "Change of Control Payments" and set forth in the Summary Compensation Table on pages 11 through 14 of this Proxy Statement.

     Mr. Smailes received salary for his tenure as President and Chief Executive Officer pursuant to his July 6, 1995 employment agreement and cash only rights, which he later exchanged for a stock option grant pursuant to the 1993 Stock Option Plan. Effective February 7, 1996 Mr. Smailes resigned and received a termination payment of $1,150,000. Mr. Smailes' stock options were cancelled upon his February 7, 1996 resignation.

     Neither Mr. Bozic nor Mr. Smailes received a performance bonus for fiscal 1995.

     Effective February 8, 1996, the Company hired Gregory K. Raven as President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Raven for a term from February 8, 1996 to January 30, 1999 at a salary of $700,000 per year, subject to annual review. Mr. Raven will also be eligible to receive a bonus of up to 50% of his base salary, subject to meeting performance goals with a minimum bonus of 25% of base salary for the current fiscal year. Mr. Raven's contract also provides for a grant of 300,000 options pursuant to the 1993 Stock Option Plan and an award of 100,000 shares of restricted stock.

  Compensation of Named Executive Officers

     Messrs. Smailes, Reen, Stevenish and Friend received salary pursuant to their September 30, 1994 employment agreements until their resignations July 5, 1995. Upon their resignations, they received the payments described above in "Change of Control Payments" and in the Summary Compensation Table on pages 11 through 14 of this Proxy Statement.

     Mr. Stevenish received salary pursuant to his July 6, 1995 employment agreement until his September 1, 1995 resignation. He also received cash only rights which were cancelled upon his resignation. Mr. Friend received salary pursuant to his July 6, 1995 employment agreement and cash only rights which he later exchanged for a stock option grant pursuant to the 1993 Stock Option Plan. Mr. Feldt received salary pursuant to his employment agreement, a stock option grant and stock option repricings pursuant to the 1993 Stock Option Plan.

     Mr. Caldwell and Ms. Ahlholm received salary and received stock option repricings pursuant to the 1993 Stock Option Plan. Mr. Caldwell's stock options were cancelled upon his February 12, 1996 resignation.

     No executive officer received a performance bonus for fiscal 1995.

  Section 162(m) Policy

     Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1,000,000 to the Company's Chief Executive Officer or any other executive officer named in the Summary Compensation Table will not be deductible, subject to certain exceptions, which include shareholder-approved programs. In order to preserve the deductibility of such compensation, the Board of Directors has adopted, and is seeking shareholder approval of, the Hills Stores Company 162(m) Bonus Plan described on pages 7 and 8 of this Proxy Statement. While it is the policy of the Committee to preserve the deductibility of compensation to executive officers where practicable, the Committee reserves the right to establish alternative incentive arrangements for otherwise eligible executives if it determines in its discretion that it would be in the best interest of the Company and its shareholders to do so, even if the result is loss of tax deductibility for certain compensation arrangements.

     The Committee anticipates that, subject to shareholder approval, only Mr. Raven will participate in the Hills Stores Company 162(m) Bonus Plan in the current fiscal year and be eligible to receive compensation thereunder if performance goals are met.

     No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries.
                                            HR/COMPENSATION COMMITTEE
                                            (OPTION COMMITTEE)

                                            Mark B. Dickstein
                                            Stanton J. Bluestone
                                            John W. Burden III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended February 3, 1996, no executive officer of the Company (i) served on the board of directors of any company of which Mr. Dickstein, Mr. Bluestone or Mr. Burden (the members of the Company's HR/Compensation Committee (Option Committee) was an executive officer or (ii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such a committee, on the board) of another entity, one of whose executive officers is a member of the Board of Directors of the Company.

PERFORMANCE GRAPHS

     The following graphs compare the percentage change in cumulative total shareholders return on the Common Stock of the Company and the Predecessor
Company to the cumulative total shareholders return of the S&P 500 and to the cumulative total shareholders return of the S&P Retail Composite. The
Predecessor Company Graph covers the period January 31, 1991 to October 4, 1993 and assumes an investment of $100 in the Common Stock of the Predecessor Company and each index on January 31, 1991. The Company Graph covers the period from October 5, 1993 to February 2, 1996 and assumes an investment of $100 in the Company's Common Stock and in each index on October 5, 1993.

                          TOTAL RETURN TO SHAREHOLDERS

        Predecessor Company

                             RETAIL                   HILLS DE-
   Measurement Period        STORES-      S&P 500     PARTMENT
  (Fiscal Year Covered)     COMPOSITE      INDEX     STORES INC.
Jan 91                        100          100          100
Jan 92                        139.73       122.69       116.67
Jan 93                        166.78       135.67       124.94
OCT 4, 93                     156.91       145.66        33.33

            Company
                                          RETAIL
   Measurement Period        S&P 500      STORES-        HILLS
  (Fiscal Year Covered)       INDEX      COMPOSITE     STORES CO.
OCT 5, 1993                   100          100          100
Jan 94                        105.12       102.36       100.58
Jan 95                        105.68        94.78        99.42
Feb 2, 96                     146.54       102.20        47.67

 ------ HILLS DEPARTMENT STORES, INC.            ------ HILLS STORES COMPANY
   ---- S&P 500 INDEX                              ---- S&P 500 INDEX
   ---- RETAIL STORES-COMPOSITE                    ---- RETAIL STORES-COMPOSITE

OTHER MATTERS

     At the time this Proxy Statement was published, the Board of Directors knew of no other matters constituting a proper subject of action by the shareholders which would be presented at the meeting. Should any other matters be properly brought before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such issues.

     NOTE: THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS INCLUDED IN THE COMPANY'S 1995 ANNUAL REPORT WHICH IS BEING PROVIDED TO YOU TOGETHER WITH THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, AN ADDITIONAL COPY OF ITS FORM 10-K. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 15 DAN ROAD, CANTON, MA 02021, ATTENTION: WILLIAM K. FRIEND, VICE PRESIDENT-SECRETARY.

RELATIONSHIP OF INDEPENDENT ACCOUNTANTS

     On November 14, 1995, the Company engaged Deloitte & Touche LLP ("Deloitte & Touche") as its independent auditors, following the resignation of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent auditors for Hills Stores Company on November 8, 1995.

     None of the reports of Coopers & Lybrand on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand, there were no disagreement(s) with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. None of the reportable events listed in Item 304 (a) (1) (v) of Regulation S-K occurred with respect to the Company during the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand.

     During the Company's two most recent fiscal years and the subsequent interim period preceding the engagement of Deloitte & Touche, neither the Company nor anyone on its behalf consulted Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

     In connection with its audit functions, Deloitte & Touche examined the Company's financial statements for the fiscal year ended February 3, 1996.

     Representatives of Deloitte & Touche are expected to attend the Annual Meeting of Shareholders, may make a statement if they so desire and will be available to respond to questions submitted to the Company at 15 Dan Road, Canton, MA 02021, Attention: William K. Friend, Vice President-Secretary, in writing at least ten days prior to the meeting.

SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials related to the 1997 Annual Meeting of Shareholders, shareholder proposals must satisfy applicable SEC requirements and must be received by the Company (addressed to the attention of the Secretary) not later than January 10, 1997.

COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, officers, Directors and regular associates of the Company may solicit proxies in person or by telephone. No compensation, other than their regular compensation, will be paid to them for any such solicitations. The Company may reimburse banks, brokers, nominees and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to principals.

     The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at a cost not to exceed $6,000, plus out-of-pocket expenses.

                                                                       EXHIBIT 1

                              HILLS STORES COMPANY

                        1996 DIRECTORS STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This 1996 Directors Stock Option Plan (the "Plan") of Hills Stores Company, a Delaware corporation (the "Company"), is designed to provide additional incentive to individuals acting as Directors of the Company who are not also employees of the Company and who have not received restricted stock ("Participating Directors"). The Company intends that this purpose will be effected by the granting of nonqualified stock options ("Stock Options") under the Plan which afford such Participating Directors an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock.

SECTION 2.  ADMINISTRATION

     The terms of the Stock Options are set forth herein and may not be varied other than by amendment of the Plan in accordance with Section 10. To the extent that any administrative action is required in connection with the Plan, such action shall be taken by the Board of Directors (the "Board"), whose determination in such case shall be conclusive.

SECTION 3.  STOCK

     3.1 Stock to be issued. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value per share (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 100,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2 Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

SECTION 4.  OPTION GRANTS

     All Stock Options issued pursuant to this Plan shall be granted automatically to Participating Directors of the Company as hereinafter provided:

          (a) Each Participating Director of the Company on January 18, 1996 shall be entitled to receive an option to purchase 4,000 shares of Common Stock at a purchase price of $12.00 per share. Thereafter, beginning with the 1997-1998 fiscal year of the Company, each such Participating Director shall be automatically granted an additional option to purchase 2,000 shares of Common Stock on the first business day of each fiscal year of the Company, provided that the optionee is then a Participating Director of the Company.

          (b) Each Participating Director of the Company who joins the Board after January 18, 1996 shall be automatically granted an option to purchase 4,000 shares of Common Stock upon his or her initial election or initial appointment as a director. Thereafter, beginning with the 1997-1998 fiscal year of the Company, each such Director shall be automatically granted an additional option to purchase 2,000 shares of Common Stock on the first business day of each subsequent fiscal year of the Company, provided that the optionee is then a Participating Director.

SECTION 5.  TERMINATION OF SERVICES OF OPTIONEE

     If an optionee's membership on the Board terminates for cause pursuant to
Section 141(k) of the Delaware Corporation law or any successor statute, all Stock Options held by such optionee shall thereupon terminate. If an optionee's membership on the Board terminates for any other reason, he/she may exercise any outstanding Stock Option to the extent that he/she was entitled to exercise it on the date of termination. Exercise must occur no later than the first anniversary of such termination. Following such first anniversary, all such Stock Options shall be null and void.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain the substance of all of the following provisions:

     6.1 Expiration of Option. Unless earlier terminated pursuant to Section 5 of this Plan, each option shall expire on the tenth anniversary of the date on which the option was granted.

     6.2 Vesting and Exercise. Each option shall be exercisable, so long as it is valid and outstanding, in part or as a whole, as follows:

          (a) one-third of the shares during the period beginning on the first anniversary of the date of grant, provided that the optionee is then a director of the Company, and ending on the tenth anniversary of the date of grant;

          (b) one-third of the shares during the period beginning on the second anniversary of the date of grant, provided that the optionee is then a director of the Company, and ending on the tenth anniversary of the date of grant; and

          (c) one-third of the shares during the period beginning on the third anniversary of the date of grant, provided that the optionee is then a director of the Company, and ending on the tenth anniversary of the date of grant.

     The right to purchase shares pursuant to the options shall be cumulative.

     6.3 Purchase Price. Except as provided in Section 4(a) with respect to options granted on January 18, 1996, the purchase price per share under each option shall be the fair market value of the Common Stock on the date the option is granted. For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by the New York Stock Exchange, or by another nationally recognized stock exchange, or on NASDAQ. If no such closing price is reported for the date of grant, the purchase price per share will be the closing price per share for the most recent date for which a closing price is thus reported.

     6.4 Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

     6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

     6.6 Transferability of Shares. As long as the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the shares of stock issuable upon exercise of an option by any director may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such director for a period of six months following the date of grant of said option.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by cash in an amount, or a check, bank draft or post or express money order payable in an amount, equal to the aggregate exercise price for the number of shares specified in the Notice.

     As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

     8.1 Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2 Recapitalization, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     8.3 Merger without Change of Control. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option, to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

     8.4 Sale or Merger with Change of Control. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) the time for exercise of all unexercised and unexpired options shall accelerate to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Board; and (ii) on or after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation, liquidation, sale or disposition.

     8.5 Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Board and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1 Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2 Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Securities Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Securities Act, the Company may imprint upon any certificate representing shares so issued the following legend which counsel for the Company considers necessary or advisable to comply with the Securities Act and with applicable state securities laws:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the Securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that shareholder approval shall be required for any amendment that changes the class of persons eligible to receive options, increases the aggregate number of shares issuable pursuant to this Plan (other than by operation of Section 8 hereof) or materially increases the benefits to optionees under the Plan. Notwithstanding anything herein to the contrary, the provisions of this Plan which affect the price, date of exercisability, option period or amount of shares under an option shall not be amended more than once in any six-month period, other than to comport with changes in the Internal Revenue Code of 1986, as amended.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on January 18, 1996; provided, that no Stock Option may be exercised prior to the date on which the shareholders of the Company approve the Plan. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

SECTION 13.  GOVERNING LAW

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

                      * * * * * * * * * * * * * * * * * *

                                                                       EXHIBIT 2

                              HILLS STORES COMPANY

               1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This 1993 Incentive and Nonqualified Stop Option Plan (the "Plan") of Hills Stores Company, a Delaware corporation (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, its parent and subsidiaries and for certain other individuals providing services to or acting as directors of the Company, its parent and subsidiaries. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives and key employees an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The terms "parent" and "subsidiary" shall have the respective meanings set forth in
Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1 The Committee. The Plan shall be administered by a Committee (the "Committee") consisting of at least two members of the Company's Board of Directors (the "Board"). None of the members of the Committee shall be an officer or other employee of the Company, and none shall have been granted any incentive stock option or nonqualified option under this Plan or any other stock option plan of the Company (other than the automatic nondiscretionary grants under the 1996 Directors Stock Option Plan) within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     2.2 Powers of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

          (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including; (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

          (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1 Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,303,763 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2 Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the plan.

SECTION 4.  ELIGIBILITY

     4.1 Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or its parent or subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its parent or subsidiaries, and to members of the Board and consultants or other persons who render services to the Company (regardless of whether they are also employees), provided, however, that no such option may be granted to a person who is a member of the Committee at the time of the grant.

     4.2 Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall be not exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1 Termination of Employment. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

          (a) the date of the expiration thereof,

          (b) the date of termination of the optionee's employment with or services to the Company by it for cause (as determined by the Company), or voluntarily (other than early or normal retirement in accordance with the Company's retirement policies) by the optionee; or

          (c) ninety days after the date of termination of the optionee's employment with or services to the Company by it without cause;

     provided, that Options need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above, and provided further, that if the optionee, whose employment or services are terminated by the Company without cause, has an employment, consulting or retention contract with the Company in force immediately prior to such termination, then in such event such option shall remain in force to the stated expiration date of such employment, consulting or retention contract with vesting accruing to such expiration date.

     An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or its parent or any subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

     As used herein, "cause" shall mean (i) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (ii) the willful engagement by the optionee in conduct which is materially injurious to the Company or any of its subsidiaries or affiliates, monetarily or otherwise, (iii) the misappropriation (including the unauthorized use or disclosure of confidential or proprietary information of the Company or any of its subsidiaries or affiliates) or embezzlement with respect to the Company or any of its subsidiaries or affiliates, (iv) a conviction of or guilty plea or confession by the optionee to any fraud, conversion, misappropriation, embezzlement or felony, or (v) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate of the Company.

     5.2 Death or Permanent Disability of Optionee. In the event of the death or permanent and total disability of the holder of an option that is subject to clause (b) or (c) of Section 5.1 above prior to termination of the optionee's employment with or services to the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death or disability. After the death of the optionee, his/her executors, administrators or any person or persons to whom his/her option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to his/her death. An optionee is permanently and totally disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. The shares of stock issuable upon exercise of an option by an executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Company may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

     Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1 Expiration of Option. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

     6.2 Exercise. Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

     6.3 Purchase Price. The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulations, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder). For the purpose of the Plan, the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

     6.4 Transferability of Options. Options shall not be transferrable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

     6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

     6.6 Repurchase Right. The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 7.  METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE

     7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash, certified check, bank draft or postal or express money order equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (iii) with the consent of the Committee, such other consideration which is acceptable to the Committee and which has a fair market value equal to the option price of such shares, or
(iv) with the consent of the Committee, a combination of (i), (ii) and/or (iii). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.3. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     8.1 Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2 Recapitalization, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     8.3 Merger without Change of Control. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

     8.4 Sale or Merger with Change of Control. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or properties as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii), the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised or unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5 Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1 Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2 Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3 Employment Obligation. The granting of any option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to
Section 10 hereof, whichever shall first occur.

                            * * * * * * * * * * * *

                                                                       EXHIBIT 3

                     HILLS STORES COMPANY 162(M) BONUS PLAN

SECTION 1.  DEFINITIONS.

     For purposes of this Hills Stores Company 162(m) Bonus Plan (the "Plan"), the following terms have the meanings indicated unless a different meaning is clearly required by the context.

     1.1 "Board of Directors" means the board of directors of the Company.

     1.2 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

     1.3 "Committee" means the HR/Compensation Committee (Option Committee) of the Board of Directors or a subcommittee thereof.

     1.4 "Company" means Hills Stores Company.

     1.5 "Executive Officer" has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

     1.6 "Fiscal Year" means the fiscal year of the Company.

     1.7 "Participant" means an individual who participates in the Plan pursuant to Section 3.1.

SECTION 2.  PURPOSE.

     The purpose of the Plan is to provide performance incentives to certain executives who are "covered employees" within the meaning of section 162(m) of the Code while securing, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such executives.

SECTION 3.  PARTICIPATION.

     3.1 Prior to the ninety-first (91st) day of each Fiscal Year, the Committee shall designate, from among the individuals who are Executive Officers of the Company on the first day of such Year, the individuals who shall be Participants in the Plan for such Fiscal Year. An individual who becomes an Executive Officer during a Fiscal Year by virtue of being hired or promoted may be designated a Participant.

     3.2 An individual who is a Participant in the Plan for a Fiscal Year shall not participate for such Year in the Company's regular annual bonus program.

     3.3 No individual shall have any claim or right to be a Participant in this Plan, and any individual's participation in this Plan may be terminated at any time without notice, cause or regard for past practices. Neither this Plan nor any action under this Plan shall confer on any individual any right to be retained in the employ of the Company or any subsidiary.

SECTION 4.  PERFORMANCE GOALS.

     4.1 Prior to the ninety-first (91st) day of each Fiscal Year, the Committee shall establish one or more objective performance goals for each Participant for such Year. In the case of an individual designated a Participant for a Fiscal Year, on or after the ninety-first (91st) day thereof, the applicable period shall be the remainder of the Fiscal Year and the performance goal or goals shall be established no later than the day on which twenty-five (25%) percent of such performance period has elapsed.

     4.2 Performance goals shall be expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, shareholders' equity and shares outstanding.

     4.3 No performance goal shall be established hereunder unless, at the time of establishment, the relevant outcome is substantially uncertain. Performance goals need not be uniform among Participants.

     4.4 The measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to the effect of changes in accounting principles or of extraordinary items as determined by the Company's independent public accountants in accordance with GAAP.

SECTION 5.  BONUS AWARDS.

     5.1 At the time that annual performance goals are established for Participants, the Committee shall establish a maximum dollar bonus opportunity for each Participant for the Fiscal Year (or remainder thereof) and a formula to determine actual bonus payments based on the degree of achievement of the goal or goals set for the Participant.

     5.2 The annual bonus opportunity for a Participant shall in no event exceed $1 million.

     5.3 Bonuses to be paid under the Plan shall be determined following the close of each Fiscal Year on the basis of the performance goals and bonus opportunities established pursuant to Sections 4.1, 4.2 and 5.1; provided, however, that the Committee shall have absolute discretion to reduce the bonus that would otherwise be payable to any Participant on the basis of achievement of the performance goals. Bonuses shall be paid to Participants in cash at such time as bonuses are generally paid to Company officers; provided, however, that no such payment shall be made until the Committee has certified in writing that the performance goals and any other material terms have been satisfied. The Company may establish a program enabling Participants to defer receipt of part or all of the bonuses payable hereunder.

     5.4 In the event of the termination of employment of a Participant during a Fiscal Year other than by the Company for cause, the Committee shall have the power in its discretion to award such Participant an equitably prorated portion of the bonus (if any) which otherwise would have been payable to such Participant after the close of such Fiscal Year.

     5.5 The Company shall have the right to withhold from any bonus payment such amount as the Company determines is necessary to satisfy applicable withholding tax requirements.

SECTION 6.  ADMINISTRATIVE PROVISIONS.

     6.1 The Plan shall be administered by the Committee, which shall be comprised solely of two or more members of the Board of Directors who satisfy the requirements for an "outside director" set forth in applicable regulations under section 162(m) of the Code. The Committee shall have sole responsibility for administration and interpretation of the Plan and may in its discretion make all determinations and take all actions it deems necessary or advisable for operation of the Plan.

     6.2 The Plan was adopted by the Board of Directors of April 23, 1996, subject to shareholder approval, and shall take effect beginning with the Fiscal Year of the Company starting February 4, 1996. No payments shall be made under the Plan prior to the time such shareholder approval is obtained in accordance with applicable law. The Board of Directors may at any time amend the Plan in any fashion or terminate the Plan, provided that shareholder approval is obtained for any amendment for which such approval is necessary for compliance with section 162(m) of the Code. Unless sooner terminated, the Plan shall be resubmitted to shareholders for approval no later than the first meeting of shareholders occurring in 2001.

     6.3 The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of laws.

PROXY                        HILLS STORES COMPANY

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF HILLS STORES COMPANY FOR THE
                 JUNE 18, 1996 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Joseph E. Andres, Richard C. Doran, and William K. Friend, and any of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned, and to vote all Common Stock and Series A Preferred Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Shareholders to be held on June 18, 1996 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree,
Massachusetts 02184, or at any adjournment thereof.

        The Proxies are authorized to vote in their discretion for approval of the minutes of the preceding meeting and matters incident to the conduct of the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated May 10, 1996 and the 1995 Annual Report of the Company. Any proxy heretofore given to vote said stock is hereby revoked. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR ADOPTION OF THE HILLS STORES COMPANY 1996 DIRECTORS STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENT OF THE HILLS STORES COMPANY 1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN AND FOR ADOPTION OF THE HILLS STORES COMPANY 162(m) BONUS PLAN.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE COMPLETE THE REVERSE SIDE AND RETURN PROMPTLY.

- --------------------------------------------------------------------------------
                   [Triangle]  FOLD AND DETACH HERE  [Triangle]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, FOR APPROVAL OF THE HILLS STORES COMPANY 1996 DIRECTORS STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENT OF THE HILLS STORES COMPANY 1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN AND FOR APPROVAL OF THE HILLS STORES COMPANY 162(m) BONUS PLAN.

                                                           Please mark    / X /
                                                           your votes as
                                                           indicated in
                                                           this example


Item 1 - Election of Directors

Election of the following nominees as Directors: Chaim Y. Edelstein, Mark B. Dickstein, Stanton J. Bluestone, John W. Burden III, Alan S. Cooper, Samuel
L. Katz and Gregory K. Raven.

For All     Withheld for   Withheld for the following only:
Nominees    all Nominees   (Write the name of the nominee(s) in the space below)

  / /           / /        ----------------------------------------------------


Item 2 - Approval of the Hills Stores Company 1996 Directors Stock Option Plan.

  FOR         AGAINST           ABSTAIN
  / /           / /               / /


Item 3 - Approval of the amendment of the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan to increase the number of shares which may be issued pursuant to options granted thereunder by 250,000 from 1,053,763 to 1,303,763.

 FOR         AGAINST           ABSTAIN
 / /           / /               / /


Item 4 - Approval of the Hills Stores Company 162(m) Bonus Plan

 FOR         AGAINST           ABSTAIN
 / /           / /               / /


I PLAN TO ATTEND THE MEETING    / /

SIGNATURE                     SIGNATURE                     DATE
         ---------------------         ---------------------     --------------

PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) TO THE LEFT AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY A DULY AUTHORIZED OFFICER. NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

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